Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of July 2, 2014, is by and among East Rock Capital, LLC, East Rock Capital GP, LLC, EREF-MP Alpha, LLC, D Partners Management, LLC, Graham Duncan and Adam Shapiro (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to shares of Common Stock, par value $1.00 per share, of Bay Bancorp, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

EAST ROCK CAPITAL, LLC

By: D Partners Management, LLC
its Managing Member

By: /s/ Graham Duncan
Managing Member

EAST ROCK CAPITAL GP, LLC

By: D Partners Management, LLC
its Managing Member

By: /s/ Graham Duncan
Managing Member

EREF-MP ALPHA, LLC

By: East Rock Endowment Fund, L.P.
its Managing Member

By: East Rock Capital GP, LLC
its General Partner

By: D Partners Management, LLC
its Managing Member

By: /s/ Graham Duncan
Managing Member

D PARTNERS MANAGEMENT, LLC

By: /s/ Graham Duncan
Managing Member

GRAHAM DUNCAN

By: /s/ Graham Duncan
Graham Duncan, Individually

ADAM SHAPIRO

By: /s/ Adam Shapiro
Adam Shapiro, Individually